Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Asante Solutions, Inc. of our report dated October 10, 2014, except for the effects of the reverse stock split described in Note 1, as to which the date is January 23, 2015, relating to the financial statements of Asante Solutions, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 23, 2015